As filed with the Securities and Exchange Commission on May 12, 2020

Registration No. 333-220519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

AMENDMENT NO. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encompass Health Corporation*

(Exact Name of Registrant as Specified in its Charter)

Delaware	63-0860407
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Patrick Darby, Esq.

Executive Vice President, General Counsel and Secretary

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen D. Leasure, Esq. Associate General Counsel Encompass Health Corporation 9001 Liberty Parkway Birmingham, Alabama 35242 (205) 967-7116	Timothy W. Gregg, Esq. Maynard, Cooper & Gale, P.C. 2400 Regions/Harbert Plaza 1901 Sixth Avenue North Birmingham, Alabama 35203 (205) 254-1212

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)(2)	(3)
Preferred Stock, par value $0.10 per share	(1)(2)	(3)
Warrants to purchase Common Stock or Preferred Stock	(1)(2)	(3)
Debt Securities	(1)(2)	(3)
Guarantees of Debt Securities	(1)(4)	(4)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(4)	No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

*TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of Encompass Health Corporation may guarantee the debt securities and are co-registrants under this registration statement with respect to the guarantees only.

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices#	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
A&B Home Health Solutions, LLC	Delaware	8060	20-4540091
Abba Home Health, L.P.	Texas	8060	75-2534367
Advanced Homecare Holdings, Inc.	Delaware	8060	61-1475415
Advanced Homecare Management, Inc.	Delaware	8060	32-0125426
AHM Action Home Health, LP	Texas	8060	77-0646156
AHM Texas GP, LLC	Delaware	8060	30-0271368
AHM Texas LP, Inc.	Delaware	8060	35-2237067
Apex Hospice LLC	Texas	8060	27-2229546
Best Home Care LP	Texas	8060	42-1704170
Camellia Home Health of Alabama, LLC	Alabama	8060	26-2248812
Camellia Home Health of East Tennessee, LLC	Delaware	8060	27-2628199
Camellia Home Health of the Gulf Coast, LLC	Mississippi	8060	26-3050037
Camellia Hospice of Central Mississippi, LLC	Mississippi	8060	20-3057356
Camellia Hospice of East Louisiana, LLC	Delaware	8060	27-4820487
Camellia Hospice of Louisiana, LLC	Delaware	8060	20-4342946
Camellia Hospice of North Mississippi, LLC	Mississippi	8060	45-2778838
Camellia Hospice of Northeast Alabama LLC	Alabama	8060	46-4593038
Camellia Hospice of Northeast Mississippi, LLC	Mississippi	8060	45-2778995
Camellia Hospice of South Alabama, LLC	Mississippi	8060	81-3288383
Camellia Hospice of Southwest Mississippi, LLC	Mississippi	8060	26-4510727
Camellia Hospice of the Gulf Coast, LLC	Mississippi	8060	26-4510843
Camellia Medical Systems, Inc.	Mississippi	8060	64-0559028
CareServices of the Treasure Coast, LLC	Florida	8060	65-1094467
CareSouth Health System, Inc.	Delaware	8060	58-2357208
CareSouth HHA Holdings of Columbus, LLC	Georgia	8060	20-5926930
CareSouth HHA Holdings of Dothan, LLC	Georgia	8060	20-5757719
CareSouth HHA Holdings of Gainesville, LLC	Georgia	8060	20-5757801
CareSouth HHA Holdings of Greensboro, LLC	Georgia	8060	20-5757822
CareSouth HHA Holdings of Lexington, LLC	Georgia	8060	20-5757856
CareSouth HHA Holdings of North Florida, LLC	Georgia	8060	32-0379155
CareSouth HHA Holdings of Panama City, LLC	Florida	8060	20-3756084
CareSouth HHA Holdings of Richmond, LLC	Delaware	8060	54-1735874
CareSouth HHA Holdings of South Carolina, LLC	Georgia	8060	26-2501863
CareSouth HHA Holdings of Tallahassee, LLC	Florida	8060	20-8362703
CareSouth HHA Holdings of the Bay Area, LLC	Georgia	8060	80-0820776
CareSouth HHA Holdings of Valley, LLC	Georgia	8060	20-5757756
CareSouth HHA Holdings of Virginia, LLC	Georgia	8060	27-2418988
CareSouth HHA Holdings of Washington, LLC	Georgia	8060	20-5768202
CareSouth HHA Holdings of Western Carolina, LLC	Georgia	8060	45-3146767
CareSouth HHA Holdings of Winchester, LLC	Georgia	8060	20-5927443
CareSouth HHA Holdings, LLC	Georgia	8060	20-5926895
CareSouth Hospice, LLC	Georgia	8060	45-3146366
Continental Home Care, LLC	Delaware	8060	73-1607178
Continental Medical Systems, LLC	Delaware	8060	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8060	25-1622264
CS Health & Wellness, LLC	Georgia	8060	45-2794191
Day-By-Day Staff Relief, LLC	Delaware	8060	73-1483633
DOSIK, INC.	Texas	8060	76-0483809
DRC Health Systems, L.P.	Texas	8060	76-0505022
EHHI Holdings, Inc.	Delaware	8060	26-0553016
Encompass Health Acquisition Holdings, LLC	Delaware	8060	47-4222377
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware	8060	38-3972785
Encompass Health Alabama Real Estate, LLC	Delaware	8060	81-2766540
Encompass Health Arizona Real Estate, LLC	Delaware	8060	45-2816261
Encompass Health Arkansas Real Estate, LLC	Delaware	8060	47-5318134
Encompass Health Boise Holdings, LLC	Delaware	8060	82-4174650
Encompass Health Bryan Holdings, LLC	Delaware	8060	47-5382676
Encompass Health C Corp Sub Holdings, Inc.	Delaware	8060	81-2989887

Encompass Health California Real Estate, LLC	Delaware	8060	46-0772862
Encompass Health Central Arkansas Holdings, Inc.	Delaware	8060	25-1604215
Encompass Health Colorado Real Estate, LLC	Delaware	8060	45-2973710
Encompass Health Deaconess Holdings, LLC	Delaware	8060	45-4093563
Encompass Health Fairlawn Holdings, LLC	Delaware	8060	02-0393832
Encompass Health GKBJH Holdings, LLC	Delaware	8060	81-0798944
Encompass Health Gulfport Holdings, LLC	Delaware	8060	81-4340729
Encompass Health Home Health Corporation	Delaware	8060	47-2409257
Encompass Health Home Health Holdings, Inc.	Delaware	8060	47-2409192
Encompass Health Home Health of Alabama, LLC	Delaware	8060	83-4080476
Encompass Health Home Health of Birmingham, LLC	Delaware	8060	83-4088630
Encompass Health Home Health of Central Virginia, LLC	Delaware	8060	84-4239430
Encompass Health Home Health of Florida, LLC	Delaware	8060	83-4639428
Encompass Health Home Health of Kentucky, LLC	Delaware	8060	82-4928761
Encompass Health Home Health of New England, LLC	Delaware	8060	83-2563555
Encompass Health Home Health of Ohio, LLC	Delaware	8060	83-2187750
Encompass Health Hospice of Alabama, LLC	Delaware	8060	83-4110877
Encompass Health Hospice of Pennsylvania, LLC	Delaware	8060	84-2986211
Encompass Health Hospice of the Midwest, LLC	Delaware	8060	83-0831560
Encompass Health Hospice of the Southwest, LLC	Delaware	8060	84-3812786
Encompass Health Iowa Real Estate, LLC	Delaware	8060	83-1251272
Encompass Health Johnson City Holdings, LLC	Delaware	8060	46-5136877
Encompass Health Joint Ventures Holdings, LLC	Delaware	8060	45-3462275
Encompass Health Jonesboro Holdings, Inc.	Delaware	8060	62-1347455
Encompass Health Kansas Real Estate, LLC	Delaware	8060	45-5092337
Encompass Health Kentucky Real Estate, LLC	Delaware	8060	27-5440425
Encompass Health Littleton Holdings, LLC	Delaware	8060	83-1872535
Encompass Health Lubbock Holdings, LLC	Delaware	8060	82-2884550
Encompass Health Martin County Holdings, LLC	Delaware	8060	45-4094041
Encompass Health Maryland Real Estate, LLC	Delaware	8060	47-5529679
Encompass Health Massachusetts Real Estate, LLC	Delaware	8060	47-5517900
Encompass Health Midland Odessa Holdings, LLC	Delaware	8060	81-2974816
Encompass Health Myrtle Beach Holdings, LLC	Delaware	8060	81-1407007
Encompass Health Nevada Real Estate, LLC	Delaware	8060	46-3643875
Encompass Health New Mexico Real Estate, LLC	Delaware	8060	46-3662902
Encompass Health Ohio Real Estate, LLC	Delaware	8060	45-4508186
Encompass Health Owned Hospitals Holdings, LLC	Delaware	8060	27-2457679
Encompass Health Pennsylvania Real Estate, LLC	Delaware	8060	46-3458365
Encompass Health Properties, LLC	Delaware	8060	63-1133453
Encompass Health Real Estate, LLC	Delaware	8060	27-2811002
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware	8060	26-2652076
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware	8060	63-1011171
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware	8060	45-2905189
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware	8060	63-1184844
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware	8060	26-1408389
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware	8060	63-1184845
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware	8060	81-1718775
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware	8060	90-1015323
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware	8060	47-3054927
Encompass Health Rehabilitation Hospital of Charleston, LLC	South Carolina	8060	57-0904886
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware	8060	45-1441844
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware	8060	25-1587575
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8060	25-1612420
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware	8060	63-0974715
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware	8060	63-1102594
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware	8060	27-3444511
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware	8060	26-2934144
Encompass Health Rehabilitation Hospital of Dayton, LLC	Delaware	8060	27-0844718
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware	8060	27-2457834
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama	8060	63-1097851
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware	8060	26-2942698
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware	8060	63-1105904
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina	8060	57-0775688
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware	8060	63-1105919
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware	8060	27-4344918
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware	8060	20-0949793
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware	8060	27-4000610

Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware	8060	52-1960506
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware	8060	63-1262946
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware	8060	46-4003807
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware	8060	82-4549154
Encompass Health Rehabilitation Hospital of Kingsport, LLC	Delaware	8060	63-1028003
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware	8060	25-1573943
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware	8060	63-1134645
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware	8060	25-1693810
Encompass Health Rehabilitation Hospital of Littleton, LLC	Delaware	8060	45-4929357
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware	8060	20-1151662
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	8060	63-1105923
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware	8060	27-5253818
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware	8060	27-3463026
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware	8060	46-4417320
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama	8060	63-1106107
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware	8060	82-3473130
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware	8060	90-1015581
Encompass Health Rehabilitation Hospital of Newnan, LLC	Delaware	8060	27-3390540
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware	8060	63-1105924
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware	8060	63-1184835
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware	8060	26-1159764
Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.	Delaware	8060	25-1654947
Encompass Health Rehabilitation Hospital of Ocala, LLC	Delaware	8060	27-3308405
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida	8060	63-1119356
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware	8060	81-1940348
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware	8060	20-0948362
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware	8060	25-1661222
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware	8060	72-1397929
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware	8060	20-5315890
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware	8060	20-8038733
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware	8060	63-1105930
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware	8060	46-0977422
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware	8060	63-1134650
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware	8060	63-1184846
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware	8060	27-0275705
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware	8060	63-1244181
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware	8060	27-2810882
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware	8060	63-1134714
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware	8060	63-1134713
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware	8060	63-1105916
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware	8060	26-1408611
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware	8060	63-1105909
Encompass Health Rehabilitation Hospital of Toms River, LLC	Delaware	8060	63-1105897
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware	8060	63-1105921
Encompass Health Rehabilitation Hospital of Tustin, L.P.	Delaware	8060	33-0695017
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware	8060	63-1105917
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware	8060	26-2414472
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts	8060	04-2987822
Encompass Health Rehabilitation Hospital of York, LLC	Delaware	8060	63-1105925
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware	8060	27-0941690
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware	8060	26-0518706
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama	8060	63-1184847
Encompass Health Savannah Holdings, LLC	Delaware	8060	47-1113576
Encompass Health Sea Pines Holdings, LLC	Delaware	8060	45-4093483
Encompass Health Sewickley Holdings, LLC	Delaware	8060	82-2153220
Encompass Health South Carolina Real Estate, LLC	Delaware	8060	46-3629300
Encompass Health South Dakota Real Estate, LLC	Delaware	8060	83-2536799
Encompass Health Support Companies, LLC	Delaware	8060	46-2882734
Encompass Health Texas Real Estate, LLC	Delaware	8060	27-3167838
Encompass Health Tucson Holdings, LLC	Delaware	8060	45-4055073
Encompass Health Tulsa Holdings, LLC	Delaware	8060	47-4340755
Encompass Health Tyler Holdings, Inc.	Delaware	8060	25-1667731
Encompass Health Utah Real Estate, LLC	Delaware	8060	46-3649491
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware	8060	63-1184848
Encompass Health Virginia Real Estate, LLC	Delaware	8060	47-2424063

Encompass Health Walton Rehabilitation Hospital, LLC	Delaware	8060	46-1318969
Encompass Health West Tennessee Holdings, LLC	Delaware	8060	47-5213142
Encompass Health West Virginia Real Estate, LLC	Delaware	8060	27-4647272
Encompass Health Westerville Holdings, LLC	Delaware	8060	47-4109302
Encompass Health Winston-Salem Holdings, LLC	Delaware	8060	81-3262644
Encompass Health Yuma Holdings, Inc.	Delaware	8060	95-4895912
Encompass Home Health of Austin, LLC	Texas	8060	27-2447532
Encompass Home Health of Colorado, LLC	Delaware	8060	26-4459105
Encompass Home Health of DFW, LLC	Texas	8060	27-2447719
Encompass Home Health of East Texas, LLC	Delaware	8060	81-3237748
Encompass Home Health of New England, LLC	Delaware	8060	46-1140583
Encompass Home Health of the Mid Atlantic, LLC	Delaware	8060	46-1385982
Encompass Home Health of the Midwest, LLC	Delaware	8060	81-2976963
Encompass Home Health of the Southeast, LLC	Florida	8060	47-1159229
Encompass Home Health of the West, LLC	Idaho	8060	45-2732517
Encompass Hospice of the West, LLC	Idaho	8060	45-2732643
Encompass of Fort Worth, LP	Texas	8060	11-3731472
Encompass of West Texas, LP	Texas	8060	20-1141684
EXCELLA ASSOCIATES, L.L.C.	Massachusetts	8060	45-5458768
EXCELLA HEALTHCARE, INC.	Massachusetts	8060	45-0467774
EXCELLA HOME HEALTH AGENCY, LLC	Massachusetts	8060	27-3571315
EXCELLA HOMECARE, INC.	Massachusetts	8060	57-1238340
Guardian Home Care, Inc.	Idaho	8060	84-1419555
Hallmark Homecare, L.P.	Texas	8060	74-2963606
HealthCare Innovations of Oklahoma, L.L.C.	Texas	8060	73-1591457
HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.	Texas	8060	35-2176144
HealthCare Innovations-Travertine Health Services, L.L.C.	Texas	8060	73-1587613
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	8060	63-1105908
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Delaware	8060	63-0923506
Home Health Care of Bogalusa, Inc.	Delaware	8060	64-0714358
Home Health Care Systems, Inc.	Mississippi	8060	64-0695644
Hospice Care of Mississippi, LLC	Mississippi	8060	20-0086979
Idaho Homecare Holdings, Inc.	Idaho	8060	26-4040999
Orion Homecare, LLC	Idaho	8060	30-0570179
Preferred Home Health, L.P.	Texas	8060	76-0354395
Print Promotions Group, LLC	Delaware	8060	46-2863772
Rebound, LLC	Delaware	8060	62-1178229
Rehabilitation Hospital Corporation of America, LLC	Delaware	8060	23-2655290
Rehabilitation Hospital of North Alabama, LLC	Delaware	8060	37-1921725
Rehabilitation Hospital of Plano, LLC	Delaware	8060	25-1612423
Reliant Blocker Corp.	Delaware	8060	27-5236263
Saad Healthcare of St. Clair County LLC	Delaware	8060	83-1056127
Texas Senior Care, L.P.	Texas	8060	75-2036507
TH of San Antonio LLC	Texas	8060	27-3260835
WellCare, Inc.	New Mexico	8060	85-0441097
Wellmark Healthcare Services of El Paso, Inc.	Texas	8060	74-2727486
West Mississippi Home Health Services, Inc.	Mississippi	8060	64-0944772
Western Neuro Care, Inc.	Delaware	8060	94-3030235

#	All Registrants have the following principal executive offices:

c/o Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

(205) 967-7116

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-220519) is being filed for the purpose of updating the list of Co-Registrants so that the list accurately reflects those of our subsidiaries that may serve as guarantors of some or all of our debt securities offered by any prospectus supplement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses relating to the issuance and distribution of the securities registered hereby, other than underwriting discounts, commissions and transfer taxes, that will be borne by the registrants.

SEC Registration Fee	*
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Transfer Agent Fees and Expenses	**
Warrant Agent Fees and Expenses	**
Trustee Fees and Expenses	**
Rating Agency Fees	**
Printing and Mailing Fees and Expenses	**
FINRA Fees	**
Total

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The Company will file an updated table at the time of completion of any offering under this registration statement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated bylaws of Encompass Health Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.

Under separate indemnification agreements with the Company, each director of the Company appointed to the Company’s board of directors prior to 2015 is indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.

Delaware Registrants

Delaware Corporations

The bylaws of each of the co-registrants that are Delaware corporations (collectively, the “Delaware Corporate Registrants”) provide that, to the fullest extent permitted by applicable law, the Delaware Corporate Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a director, officer, employee or agent of the Delaware Corporate Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Delaware Corporate Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or (b) any threatened, pending or completed action or suit by or in the right of the Delaware Corporate Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Delaware Corporate Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Delaware Corporate Registrants will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnified person prior to final disposition of any proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the bylaws of the Delaware Corporate Registrant.

The Delaware Corporate Registrants’ respective bylaws provide that they have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Delaware Corporate Registrant, or is or was serving at the request of the Delaware Corporate Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Delaware Corporate Registrant would have the power to indemnify him or her against such liability under applicable law.

Pursuant to Section 102(b)(7) of the DGCL, the Delaware Corporate Registrants’ respective certificates of incorporation provide that no director shall be personally liable to the Delaware Corporate Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Delaware Corporate Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit.

Delaware LLCs

The operating agreements of each of the co-registrants that are Delaware limited liability companies (the “Delaware LLC Registrants”) provide that, to the fullest extent permitted by law and subject to certain enumerated exceptions, the Delaware LLC Registrants will indemnify any person who is a manager or member of such companies, or any officer, director or manager of any of the foregoing, any officer of the Delaware LLC Registrants, or other persons named therein, against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), in which he or she may be involved, or threatened to be involved, as a party or otherwise, by reason of his or her management of the affairs of the Delaware LLC Registrant or which relates to or arises out of the Delaware LLC Registrant or its property, business or affairs. The Delaware LLC Registrants will advance expenses of any Claim prior to final disposition of such Claim upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if that person is ultimately determined not to be entitled to indemnification under the operating agreement of the Delaware LLC Registrant.

Except as noted below, the operating agreements of the remaining co-registrants that are limited liability companies organized under the laws of Alabama, Florida, Georgia, Massachusetts and South Carolina contain identical provisions.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships

The partnership agreement of Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P. provides that the partnership will, subject to certain exceptions, indemnify the general partner and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims incurred by them in connection with the partnership. Additionally, the partnership will indemnify the tax matters partner against all claims, liabilities, losses and damages, including judgments, fines and expenses (including attorneys’ fees) incurred by the tax matters partner in connection with (a) any administrative or judicial proceeding with respect to the tax liability of the partners and (b) any civil, criminal or investigative proceeding in which the tax matters partner is involved or threatened to be involved in, solely by virtue of being tax matters partner. The partnership agreement of Encompass Health Rehabilitation Hospital of Tustin, L.P. provides that the partnership will, subject to certain exceptions, indemnify each general partner and each affiliate, shareholder, officer, director, employee and agent of each general partner and its affiliates against any claim, loss, liability, damage or expense (including reasonable attorneys’ fees) arising as a result of any act by the foregoing persons. The partnership will advance expenses incurred by any indemnified person as a result of a legal action relating to the performance of duties or services by the indemnified party on behalf of the partnership upon receipt of an undertaking by the indemnified person to repay such expenses if that person is ultimately determined not to be entitled to indemnification under the partnership agreement.

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Alabama Registrants

Alabama Corporations

Sections 10A-2-8.50 to 10A-2-8.58 of the Alabama Business and Nonprofit Entity Code (the “Alabama Code”) give a corporation power to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if (a) the individual conducted himself or herself in good faith, (b) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in its best interests; and (ii) in all other cases, that the conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. Under the Alabama Code, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. In addition, Sections 10A-2-8.52 and 10A-2-8.56 of the Alabama Code state that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding, or of any claim, issue or matter therein, he or she shall be indemnified against reasonable expenses incurred in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any proceeding.

Alabama LLCs

The articles of organization of Encompass Health Rehabilitation Institute of Tucson, LLC (the “Alabama LLC Registrant”) state that, to the fullest extent permitted under the law, (a) each member is entitled to indemnification for any loss, damage or claim incurred by such member by reason of any act or omission performed or omitted by such member on behalf of the Alabama LLC Registrant, and (b) the Alabama LLC Registrant will advance expenses of an action, proceeding or suit prior to final disposition of the same upon receipt of an undertaking by or on behalf of the member or manager to repay such amount if that person is not entitled to indemnification under the articles or organization. In addition, the operating agreement of the Alabama LLC Registrant provides that it will indemnify any person who is or was a member of the board, a principal officer or the tax matters member of the Alabama LLC Registrant against any and all claims, demands and losses if (x) such person conducted himself or herself in good faith, (y) reasonably believed (i) in the case of conduct in his or her official capacity with the Alabama LLC Registrant, that his or her conduct was in its best interests and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests and such person was not found liable in a proceeding charging improper personal gain, and (z) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Moreover, any indemnification by the Alabama LLC Registrant pursuant to the provisions of the operating agreement will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 10A-5A-4.10 of the Alabama Limited Liability Company Law of 2014 permits a limited liability company, or a series thereof, to indemnify and hold harmless a member or other person and pay in advance or reimburse expenses incurred by a member or other person.

Florida Registrants

Florida Corporation

The bylaws of Encompass Health Rehabilitation Hospital of Panama City, Inc. (the “Florida Registrant”) provide that, to the fullest extent permitted by applicable law, the Florida Registrant will indemnify its directors and officers against liabilities, and advance reasonable expenses, incurred in any proceeding, including threatened or pending suits, whether civil, criminal or investigative and whether formal or informal, to which such person is, or is threatened to be made, a party or a witness because of his or her role as a director or officer. Moreover, the rights to indemnification granted under the bylaws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may otherwise be entitled.

Section 607.0831 of the Florida Business Corporation Act (the “Florida Code”) provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of the directors for improper distributions) are applicable, (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders, or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0850 of the Florida Code authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he or she is or was a director, officer, employee or agent of the company (or is or was serving at the request of the company in such a position for any entity) against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

The Florida Code requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not appropriate.

The Florida Code further states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (a) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which such person derived an improper personal benefit, (c) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a stockholder, or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Code (relating to the liability of directors for improper distributions) are applicable.

Florida LLCs

Section 605.0408 of the Florida Revised Limited Liability Company Act (the “FLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from does not arise from: (1) a distribution made by the company where after the distribution either (a) the company would not be able to pay its debts as they become due in the ordinary course of the company’s activities and affairs, or (b) the company’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy certain preferential distribution rights; (2) a breach related to the management of the limited liability company; (3) an improper delegation of rights and powers to manage and control the business and affairs of the company; (4) a breach of the rules and requirements for the selection, terms, and removal of managers in a manager-managed limited liability company; (5) a breach relating to the voting rights of members and managers; (6) a breach relating to the agency rights of members and managers in a limited liability company; or (7) a breach of the standards of conduct for members and managers, including the fiduciary duties of loyalty and care and the obligation of good faith and fair dealing.

Georgia Registrants

Section 14-11-303 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company (except for certain tax liabilities).

Section 14-11-306 provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation or breach of the written operating agreement.

Idaho Registrants

Idaho Corporations

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated bylaws of each of the co-registrants that are Idaho corporations (collectively, the “Idaho Corporate Registrants”). Article VI of the Idaho Corporate Registrants’ amended and restated bylaws provide that to the fullest extent permitted by law, the corporation shall indemnify each stockholder, director, officer, or manager of the corporation from any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, which arise from such person’s management of the affairs of the corporation except where the person engaged in fraud, willful misconduct, bad faith or gross negligence.

Idaho Code Section 30-29-852 requires that a corporation indemnify a director who was successful in the defense of any proceeding to which the director was a party because he or she was a director against any expenses associated with the proceeding. Idaho Code Section 30-29-851 provides that a corporation may indemnify a director or officer acting in the individual’s capacity as such against liability incurred in a proceeding if the individual conducted himself or herself in good faith and reasonably believed the action was in the best interests of the corporation and, with respect to a criminal proceeding, had no cause to believe the conduct was unlawful. Under Idaho Code Section 30-29-856, an officer is also entitled to mandatory indemnification and the corporation may indemnify the officer to the same extent as a director, except where the liability arises out of (1) receipt of a financial benefit to which the officer is not entitled, (2) intentional infliction of harm on the corporation or a shareholder, or (3) an intentional violation of criminal law.

Idaho LLCs

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated bylaws of each of the co-registrants that are Idaho limited liability companies (collectively, the “Idaho LLC Registrants”). Article VIII of the Idaho LLC Registrants’ amended and restated operating agreements provide that to the fullest extent permitted by law, the corporation shall indemnify each stockholder, director, officer, or manager of the corporation from any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, which arise from such person’s management of the affairs of the corporation except where the person engaged in fraud, willful misconduct, bad faith or gross negligence.

Idaho Code Section 30-25-408 provides that a limited liability company shall indemnify a member of a member-managed company (or a manager of a manager-managed company) with respect to any claim or demand, debt, obligation or other liability incurred by the member by reason of the member’s former or present capacity as a member (or manager) as long as such liability does not arise from the person’s breach of Idaho Code Section 30-25-405 (regarding limitations on distributions), Section 30-25-407 (regarding management of the company) or Section 30-25-409 (regarding standards of conduct, including fiduciary duty of loyalty, duty of care, and contractual obligations of good faith and fair dealing).

Massachusetts Registrants

Massachusetts LLCs

Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the limited liability company. Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company or to another member or manager.

Massachusetts Corporations

Under the amended and restated bylaws of each of the co-registrants that are Massachusetts corporations (collectively, the “Massachusetts Corporate Registrants”), each of the Massachusetts Corporate Registrants shall, to the extent legally permissible, indemnify each director and officer of such company against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity. The Massachusetts

Corporate Registrants shall not provide indemnification with respect to (i) any claim with respect to which such person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such person unless such claim (or part thereof) (A) was brought to enforce such person’s rights to indemnification under the bylaws or (B) was authorized or consented to by the board of directors of such Massachusetts Corporate Registrant. Expenses incurred by an officer or director in defending any claim shall be paid by the Massachusetts Corporate Registrant in advance of the final disposition of such claim upon receipt by the Massachusetts Corporate Registrant of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Massachusetts Corporate Registrant as authorized by its bylaws.

The Massachusetts General Laws (“MGL”) Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MGL Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Mississippi Registrants

Mississippi Corporations

The articles of incorporation and amended and restated bylaws of each of the co-registrants that are Mississippi corporations (collectively, the “Mississippi Corporate Registrants”) provide for indemnification to the fullest extent permitted by law. Each of the Mississippi Corporate Registrants shall, to the extent legally permissible, indemnify each director and officer of such company against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity. The Mississippi Corporate Registrants shall not provide indemnification with respect to (i) any claim with respect to which such person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such person unless such claim (or part thereof) (A) was brought to enforce such person’s rights to indemnification under the bylaws or (B) was authorized or consented to by the board of directors of such Mississippi Corporate Registrant. Expenses incurred by an officer or director in defending any claim shall be paid by the Mississippi Corporate Registrant in advance of the final disposition of such claim upon receipt by the Mississippi Corporate Registrant of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Mississippi Corporate Registrant as authorized by its bylaws.

Mississippi Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation’s best interests and that in other cases, his conduct was not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Mississippi Code Ann. Sections 79-4-8.52 and 79-4-8.56 provide, in general, that a corporation must indemnify a director and officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. The indemnification provisions of Mississippi Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable for (i) receipt of an improper financial benefit, (ii) an intentional infliction of harm on the corporation, (iii) unlawful distributions, or (iv) intentional violations of criminal law. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. Each of the Mississippi Corporate Registrant’s bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of such Mississippi Corporate Registrant to the full extent permitted by Mississippi law.

Mississippi LLCs

The operating agreements of each of the co-registrants that are Mississippi limited liability companies (collectively, the “Mississippi LLC Registrants”) provide that each such Mississippi LLC Registrant shall, to the extent legally permissible, indemnify each member, manager, director and officer of such company against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity. The Mississippi LLC Registrants shall not provide indemnification with respect to (i) any claim with respect to which such person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such person unless such claim (or part thereof) (A) was brought to enforce such person’s rights to indemnification under the operating agreement or (B) was authorized or consented to by the board of managers of such Mississippi LLC Registrant. Expenses incurred by an officer or director in defending any claim shall be paid by the Mississippi LLC Registrant in advance of the final disposition of such claim upon receipt by the Mississippi LLC Registrant of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Mississippi LLC Registrant as authorized by its operating agreement.

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or operating agreement may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or is otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manager or member or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties, of a member, manager, officer or other person to a limited liability company or to its members or to another member or manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for (a) the amount of a financial benefit by a member or manager to which the member or manager is not entitled, (b) an intentional infliction of harm on the limited liability company or the members, (c) an intentional violation of criminal law, (d) a wrongful distribution, including distributions made in the course of winding up the company, or (e) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. A limited liability company may indemnify any member, manager, officer or other person from and against all claims and demands whatsoever, except a limited liability company cannot indemnify any member, manager, officer or other person in connection with a proceeding where such person was (i) found to have engaged in acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct, or (ii) was found to have engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions. A limited liability company shall indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

New Mexico Registrant

Section 6.2 of Article VI of the Bylaws of WellCare, Inc. (the “New Mexico Registrant”) contains the following provisions with respect to indemnification of directors and officers:

To the fullest extent permitted by law, the New Mexico Registrant shall indemnify and hold harmless each Covered Person (stockholders, directors, or any officers, directors or managers of any of the foregoing, or any officer or director of the New Mexico Registrant) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the New Mexico Registrant or which relates to or arises out of the New Mexico Registrant or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 6.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board of Directors. Expenses incurred by a Covered Person in defending any Claim shall be paid by the New Mexico Registrant in advance of the final disposition of such Claim upon receipt by the New Mexico Registrant of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the New Mexico Registrant as authorized by this Section 6.2.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. A director shall not be indemnified for an action charging improper personal benefit. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Determination that indemnification is permissible and determination as to reasonable expenses is to be made by majority of a quorum of the board of directors, a designated committee set for this purpose, special legal counsel, or by the shareholders. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise. A corporation shall have the power to purchase or maintain insurance protection against any liability asserted against and incurred by the person in any such capacity or arising out of the person’s status as such.

South Carolina Registrants

South Carolina Corporation

The bylaws of Encompass Health Rehabilitation Hospital of Florence, Inc. (the “South Carolina Corporate Registrant”) provide that the South Carolina Corporate Registrant will indemnify each director, officer, employee or agent of the South Carolina Corporate Registrant who is, or is threatened to be made, a party to any action, proceeding or suit, whether administrative, civil, criminal or investigative (other than any action, proceeding or suit by or on behalf of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the South Carolina Corporate Registrant, or is or was serving at the request of the South Carolina Corporate Registrant in such a capacity of the corporation, against expenses (including attorneys’ fees), fines, judgments and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, proceeding or suit if he or she reasonably acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the South Carolina Corporate Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the discretion of the board, the South Carolina Corporate Registrant may advance expenses before final disposition of the relevant action, proceeding or suit in respect of the indemnification provisions set forth in the bylaws.

Under Section 38-510 of the South Carolina Code of Laws, a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if (a) he or she conducted himself or herself in good faith, (b) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest, and (ii) in all other cases, that his or her conduct was at least not opposed to its best interest, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

South Carolina LLC

Section 33-44-403 of the South Carolina Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Texas Registrants

Texas Corporations

The amended and restated bylaws of each of the co-registrants that are Texas corporations (collectively, the “Texas Corporate Registrants”) provide for indemnification to the fullest extent permitted by law. Each of the Texas Corporate Registrants shall, to the extent legally permissible, indemnify each director and officer of such company against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity. The Texas Corporate Registrants shall not provide indemnification with respect to (i) any claim with respect to which such person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any claim initiated by such person unless such claim (or part thereof) (A) was brought to enforce such person’s rights to indemnification under the bylaws or (B) was authorized or consented to by the board of directors of such Texas Corporate Registrant. Expenses incurred by an officer or director in defending any claim shall be paid by the Texas Corporate Registrant in advance of the final disposition of such claim upon receipt by the Texas Corporate Registrant of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Texas Corporate Registrant as authorized by its bylaws.

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or a governing person who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC states that (a) an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) a court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states that (a) on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements to indemnify and hold harmless such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, without regard to whether the corporation would have the power to indemnify the person against the liability under applicable law.

Texas Limited Partnerships

The partnership agreements of each of the co-registrants that are Texas limited partnerships (collectively, the “Texas LP Registrants”) are silent with respect to indemnification of the general partner against liability incurred in connection with service as general partner of such Texas LP Registrant.

Section 8.051 of the TBOC provides that, except as limited by a partnership agreement, a partnership shall indemnify a governing person (in the Texas LP Registrants’ case, the general partner) or former governing person against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person of the partnership if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Section 8.105 of the TBOC, an entity shall indemnify an officer to the same extent it is required to indemnify a governing person under Section 8.051, and may indemnify an officer, employee or agent as provided by its governing documents, written resolution of its owners or members, contract or common law.

Pursuant to Section 8.101 of the TBOC, a limited partnership may indemnify a partner or former partner who is or is threatened to be made a respondent in a proceeding if the partnership determines that the person acted in good faith, reasonably believed that the person’s conduct was in the partnership’s best interests and that the person’s conduct was not opposed to the partnership’s best interests. In the case of a criminal proceeding, the indemnified person must not have had reasonable cause to believe that his or her conduct was unlawful. Section 8.103 of the TBOC dictates that the foregoing determinations must be made by (1) a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; (2) a majority vote of a committee of the governing authority of the enterprise if the committee: (A) is designated by a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; and (B) is composed solely of one or more governing persons who are disinterested and independent; (3) special legal counsel selected by the governing authority of the enterprise, or selected by a committee of the governing authority, by vote in accordance with Subdivision (1) or (2) (provided, however, that such special legal counsel cannot make a determination as to whether indemnification should be paid); (4) a vote of a majority-in-interest of the limited partners in a vote that excludes the interest held by each general partner who is not disinterested and independent; or (5) a unanimous vote of the owners or members of the enterprise.

Texas LLCs

The company agreements of each of the co-registrants that are Texas limited liability companies (collectively, the “Texas LLC Registrants”) provide that each such Texas LLC Registrant shall, to the extent legally permissible, indemnify each member, manager, director and officer of such Texas LLC Registrant, and any officer, director or manager of such Texas LLC Registrant’s members or managers, against all expenses and liabilities reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding in which he or she may become involved by reason of having served in such capacity.

Chapter 101 of the TBOC relates specifically to limited liability companies. Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its certificate of formation or in its company agreement. Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Chapter 8 of the TBOC applies to each form of entity in Texas except for general partnerships or limited liability companies. However, Section 8.002(b) provides that the governing documents of a Texas limited liability company may adopt provisions of Chapter 8, which will be enforceable, relating to indemnification, advancement of expenses or insurance or another arrangement to indemnify or hold harmless a governing person.

The company agreements of each of the Texas LLC Registrants include language similar to Sections 8.101 and 8.102 of the TBOC. Section 8.101 of the TBOC states that (a) an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by

Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states that (a) subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Item 16. Exhibits.

Exhibit numbers	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Encompass Health Corporation, effective as of January 1, 2018 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on October 25, 2017).

3.2	Amended and Restated Bylaws of Encompass Health Corporation, effective as of January 1, 2018 (incorporated by reference to Exhibit 3.2 to Encompass Health’s Current Report on Form 8-K filed on October 25, 2017).

3.3	Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to Encompass Health’s Current Report on Form 8-K filed on March 9, 2006).

4.1*	Form of Certificate of Designation of preferred stock.

4.2*	Specimen preferred stock certificate.

4.3*	Form of warrant agreement.

4.4*	Form of warrant certificate.

4.5	Indenture, dated as of December 1, 2009, between Encompass Health Corporation and Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4.7.1 to Encompass Health’s Annual Report on Form 10-K filed on February 23, 2010).

4.6*	Specimen Note.

5.1***	Opinion of Stephen D. Leasure, Esq. regarding the equity securities and warrants being registered.

5.2**	Opinion of Maynard, Cooper & Gale, P.C. regarding debt securities and certain guarantees being registered.

23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2***	Consent of Stephen D. Leasure, Esq. (included in Exhibit 5.1).

23.3**	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.2).

24.1**	Power of Attorney for Encompass Health Corporation (for certain directors) (included in the signature page hereto).

24.2***	Power of Attorney for Encompass Health Corporation (for certain other directors) (included in the signature page to the Registration Statement previously filed with the Securities and Exchange Commission on September 19, 2017).

24.3**	Power of Attorney for Co-Registrants (included in signature pages hereto).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the indenture for debt securities.

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	Previously filed with this Registration Statement.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on May 12, 2020.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Patrick Darby
Patrick Darby
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or her might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mark J. Tarr	President and Chief Executive Officer and	May 12, 2020
Mark J. Tarr	Director

/s/ Douglas E. Coltharp	Executive Vice President and	May 12, 2020
Douglas E. Coltharp	Chief Financial Officer

/s/ Andrew L. Price	Chief Accounting Officer	May 12, 2020
Andrew L. Price

*	Chairman of the Board of Directors	May 12, 2020
Leo I. Higdon, Jr.

/s/ Greg D. Carmichael	Director	May 12, 2020
Greg D. Carmichael

/s/ John W. Chidsey	Director	May 12, 2020
John W. Chidsey

*	Director	May 12, 2020
Donald L. Correll

*	Director	May 12, 2020
Yvonne M. Curl

*	Director	May 12, 2020
Charles M. Elson

Director
Joan E. Herman

*	Director	May 12, 2020
Leslye G. Katz

*	Director	May 12, 2020
John E. Maupin, Jr.

Director
Patricia A. Maryland

Director
Nancy M. Schlichting

/s/ L. Edward Shaw, Jr.	Director	May 12, 2020
L. Edward Shaw, Jr.

/s/ Terrance Williams	Director	May 12, 2020
Terrance Williams

*By:	/s/ Patrick Darby
Patrick Darby
Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 12, 2020.

Advanced Homecare Holdings, Inc.
Advanced Homecare Management, Inc.
AHM Texas LP, Inc.
Camellia Medical Systems, Inc.
CareSouth Health System, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
DOSIK, INC.
EHHI Holdings, Inc.
Encompass Health C Corp Sub Holdings, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Home Health Corporation
Encompass Health Home Health Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
EXCELLA HEALTHCARE, INC.
EXCELLA HOMECARE, INC.
Guardian Home Care, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
Home Health Care of Bogalusa, Inc.
Home Health Care Systems, Inc.
Idaho Homecare Holdings, Inc.
Reliant Blocker Corp.
WellCare, Inc.
Wellmark Healthcare Services of El Paso, Inc.
West Mississippi Home Health Services, Inc.
Western Neuro Care, Inc.

By:	/s/ Edmund M. Fay
Edmund M. Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Director	May 12, 2020
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	May 12, 2020
Andrew L. Price	(Principal Accounting Officer)

/s/ Barbara A. Jacobsmeyer	Director	May 12, 2020
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Director	May 12, 2020
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 12, 2020.

Abba Home Health, L.P.
	By:	AHM Texas GP, LLC, its General Partner

AHM Action Home Health, LP
	By:	AHM Texas GP, LLC, its General Partner

Best Home Care LP
	By:	AHM Texas GP, LLC, its General Partner

DRC Health Systems, L.P.
	By:	AHM Texas GP, LLC, its General Partner

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.
	By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner

Encompass Health Rehabilitation Hospital of Tustin, L.P.
	By:	Western Neuro Care, Inc.,
its Managing General Partner

Encompass of Fort Worth, LP
	By:	AHM Texas GP, LLC, its General Partner

Encompass of West Texas, LP
	By:	AHM Texas GP, LLC, its General Partner

Hallmark Homecare, L.P.
	By:	AHM Texas GP, LLC, its General Partner

Preferred Home Health, L.P.
	By:	AHM Texas GP, LLC, its General Partner

Texas Senior Care, L.P.
	By:	AHM Texas GP, LLC, its General Partner

By:	/s/ Edmund M. Fay
Edmund M. Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Director	May 12, 2020
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	May 12, 2020
Andrew L. Price	(Principal Accounting Officer)

/s/ Barbara A. Jacobsmeyer	Director	May 12, 2020
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Director	May 12, 2020
Patrick Darby

Signatures

Pursuant to the requirements of the Securities Act of 1933, the following Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 12, 2020.

A&B Home Health Solutions, LLC

AHM Texas GP, LLC

Apex Hospice LLC

Camellia Home Health of Alabama, LLC

Camellia Home Health of East Tennessee, LLC

Camellia Home Health of the Gulf Coast, LLC

Camellia Hospice of Central Mississippi, LLC

Camellia Hospice of East Louisiana, LLC

Camellia Hospice of Louisiana, LLC

Camellia Hospice of North Mississippi, LLC

Camellia Hospice of Northeast Alabama LLC

Camellia Hospice of Northeast Mississippi, LLC

Camellia Hospice of South Alabama, LLC

Camellia Hospice of Southwest Mississippi, LLC

Camellia Hospice of the Gulf Coast, LLC

CareServices of the Treasure Coast, LLC

CareSouth HHA Holdings of Columbus, LLC

CareSouth HHA Holdings of Dothan, LLC

CareSouth HHA Holdings of Gainesville, LLC

CareSouth HHA Holdings of Greensboro, LLC

CareSouth HHA Holdings of Lexington, LLC

CareSouth HHA Holdings of North Florida, LLC

CareSouth HHA Holdings of Panama City, LLC

CareSouth HHA Holdings of Richmond, LLC

CareSouth HHA Holdings of South Carolina, LLC

CareSouth HHA Holdings of Tallahassee, LLC

CareSouth HHA Holdings of the Bay Area, LLC

CareSouth HHA Holdings of Valley, LLC

CareSouth HHA Holdings of Virginia, LLC

CareSouth HHA Holdings of Washington, LLC

CareSouth HHA Holdings of Western Carolina, LLC

CareSouth HHA Holdings of Winchester, LLC

CareSouth HHA Holdings, LLC

CareSouth Hospice, LLC

Continental Home Care, LLC

Continental Medical Systems, LLC

CS Health & Wellness, LLC

Day-By-Day Staff Relief, LLC

Encompass Health Acquisition Holdings, LLC

Encompass Health Acquisition Holdings Subsidiary, LLC

Encompass Health Alabama Real Estate, LLC

Encompass Health Arizona Real Estate, LLC

Encompass Health Arkansas Real Estate, LLC

Encompass Health Boise Holdings, LLC

Encompass Health Bryan Holdings, LLC

Encompass Health California Real Estate, LLC

Encompass Health Colorado Real Estate, LLC

Encompass Health Deaconess Holdings, LLC

Encompass Health Fairlawn Holdings, LLC

Encompass Health GKBJH Holdings, LLC

Encompass Health Gulfport Holdings, LLC

Encompass Health Home Health of Alabama, LLC

Encompass Health Home Health of Birmingham, LLC

Encompass Health Home Health of Central Virginia, LLC

Encompass Health Home Health of Florida, LLC

Encompass Health Home Health of Kentucky, LLC

Encompass Health Home Health of New England, LLC

Encompass Health Home Health of Ohio, LLC

Encompass Health Hospice of Alabama, LLC

Encompass Health Hospice of Pennsylvania, LLC

Encompass Health Hospice of the Midwest, LLC

Encompass Health Hospice of the Southwest, LLC

Encompass Health Iowa Real Estate, LLC

Encompass Health Johnson City Holdings, LLC

Encompass Health Joint Ventures Holdings, LLC

Encompass Health Kansas Real Estate, LLC

Encompass Health Kentucky Real Estate, LLC

Encompass Health Littleton Holdings, LLC

Encompass Health Lubbock Holdings, LLC

Encompass Health Martin County Holdings, LLC

Encompass Health Maryland Real Estate, LLC

Encompass Health Massachusetts Real Estate, LLC

Encompass Health Midland Odessa Holdings, LLC

Encompass Health Myrtle Beach Holdings, LLC

Encompass Health Nevada Real Estate, LLC

Encompass Health New Mexico Real Estate, LLC

Encompass Health Ohio Real Estate, LLC

Encompass Health Owned Hospitals Holdings, LLC

Encompass Health Pennsylvania Real Estate, LLC

Encompass Health Properties, LLC

Encompass Health Real Estate, LLC

Encompass Health Rehabilitation Hospital of Abilene, LLC

Encompass Health Rehabilitation Hospital of Albuquerque, LLC

Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC

Encompass Health Rehabilitation Hospital of Arlington, LLC

Encompass Health Rehabilitation Hospital of Austin, LLC

Encompass Health Rehabilitation Hospital of Bakersfield, LLC

Encompass Health Rehabilitation Hospital of Bluffton, LLC

Encompass Health Rehabilitation Hospital of Braintree, LLC

Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC

Encompass Health Rehabilitation Hospital of Charleston, LLC

Encompass Health Rehabilitation Hospital of Cincinnati, LLC

Encompass Health Rehabilitation Hospital of Cypress, LLC

Encompass Health Rehabilitation Hospital of Dallas, LLC

Encompass Health Rehabilitation Hospital of Dayton, LLC

Encompass Health Rehabilitation Hospital of Desert Canyon, LLC

Encompass Health Rehabilitation Hospital of East Valley, LLC

Encompass Health Rehabilitation Hospital of Erie, LLC

Encompass Health Rehabilitation Hospital of Fort Smith, LLC

Encompass Health Rehabilitation Hospital of Franklin, LLC

Encompass Health Rehabilitation Hospital of Fredericksburg, LLC

Encompass Health Rehabilitation Hospital of Gadsden, LLC

Encompass Health Rehabilitation Hospital of Harmarville, LLC

Encompass Health Rehabilitation Hospital of Henderson, LLC

Encompass Health Rehabilitation Hospital of Humble, LLC

Encompass Health Rehabilitation Hospital of Katy, LLC

Encompass Health Rehabilitation Hospital of Kingsport, LLC

Encompass Health Rehabilitation Hospital of Lakeview, LLC

Encompass Health Rehabilitation Hospital of Largo, LLC

Encompass Health Rehabilitation Hospital of Las Vegas, LLC

Encompass Health Rehabilitation Hospital of Littleton, LLC

Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC

Encompass Health Rehabilitation Hospital of Miami, LLC

Encompass Health Rehabilitation Hospital of Middletown, LLC

Encompass Health Rehabilitation Hospital of Modesto, LLC

Encompass Health Rehabilitation Hospital of Murrieta, LLC

Encompass Health Rehabilitation Hospital of New England, LLC

Encompass Health Rehabilitation Hospital of Newnan, LLC

Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC

Encompass Health Rehabilitation Hospital of Northern Virginia, LLC

Encompass Health Rehabilitation Hospital of Ocala, LLC

Encompass Health Rehabilitation Hospital of Pearland, LLC

Encompass Health Rehabilitation Hospital of Petersburg, LLC

Encompass Health Rehabilitation Hospital of Plano, LLC

Encompass Health Rehabilitation Hospital of Reading, LLC

Encompass Health Rehabilitation Hospital of Richardson, LLC

Encompass Health Rehabilitation Hospital of Round Rock, LLC

Encompass Health Rehabilitation Hospital of Sarasota, LLC

Encompass Health Rehabilitation Hospital of Scottsdale, LLC

Encompass Health Rehabilitation Hospital of Shelby County, LLC

Encompass Health Rehabilitation Hospital of Sugar Land, LLC

Encompass Health Rehabilitation Hospital of Sunrise, LLC

Encompass Health Rehabilitation Hospital of Tallahassee, LLC

Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC

Encompass Health Rehabilitation Hospital of Toms River, LLC

Encompass Health Rehabilitation Hospital of Utah, LLC

Encompass Health Rehabilitation Hospital of Vineland, LLC

Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC

Encompass Health Rehabilitation Hospital of York, LLC

Encompass Health Rehabilitation Hospital The Vintage, LLC

Encompass Health Rehabilitation Hospital Vision Park, LLC

Encompass Health Rehabilitation Institute of Tucson, LLC

Encompass Health Savannah Holdings, LLC

Encompass Health Sea Pines Holdings, LLC

Encompass Health Sewickley Holdings, LLC

Encompass Health South Carolina Real Estate, LLC

Encompass Health South Dakota Real Estate, LLC

Encompass Health Support Companies, LLC

Encompass Health Texas Real Estate, LLC

Encompass Health Tucson Holdings, LLC

Encompass Health Tulsa Holdings, LLC

Encompass Health Utah Real Estate, LLC

Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC

Encompass Health Virginia Real Estate, LLC

Encompass Health Walton Rehabilitation Hospital, LLC

Encompass Health West Tennessee Holdings, LLC

Encompass Health West Virginia Real Estate, LLC

Encompass Health Westerville Holdings, LLC

Encompass Health Winston-Salem Holdings, LLC

Encompass Home Health of Austin, LLC

Encompass Home Health of Colorado, LLC

Encompass Home Health of DFW, LLC

Encompass Home Health of East Texas, LLC

Encompass Home Health of New England, LLC

Encompass Home Health of the Mid Atlantic, LLC

Encompass Home Health of the Midwest, LLC

Encompass Home Health of the Southeast, LLC

Encompass Home Health of the West, LLC

Encompass Hospice of the West, LLC

EXCELLA ASSOCIATES, L.L.C.

EXCELLA HOME HEALTH AGENCY, LLC

HealthCare Innovations of Oklahoma, L.L.C.

HEALTHCARE INNOVATIONS OF WESTERN OKLAHOMA, L.L.C.

HealthCare Innovations-Travertine Health Services, L.L.C.

HealthSouth Rehabilitation Hospital of Fort Worth, LLC

Hospice Care of Mississippi, LLC

Orion Homecare, LLC

Print Promotions Group, LLC

Rebound, LLC

Rehabilitation Hospital Corporation of America, LLC

Rehabilitation Hospital of North Alabama, LLC

Rehabilitation Hospital of Plano, LLC

Saad Healthcare of St. Clair County LLC

TH of San Antonio LLC

By:	/s/ Edmund M. Fay
Edmund M. Fay
Authorized Signatory

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Patrick Darby his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Douglas E. Coltharp	President and Manager	May 12, 2020
Douglas E. Coltharp	(Principal Executive Officer)
(Principal Financial Officer)

/s/ Andrew L. Price	Vice President	May 12, 2020
Andrew L. Price	(Principal Accounting Officer)

/s/ Barbara A. Jacobsmeyer	Manager	May 12, 2020
Barbara A. Jacobsmeyer

/s/ Patrick Darby	Manager	May 12, 2020
Patrick Darby